UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): June 29, 2020

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Succession Planning - Anticipated Retirement; Executive Officer Changes

On July 1, 2020, German American Bancorp, Inc. (the “Company”) announced several changes to its executive management group as part of an ongoing executive succession plan. Specifically, at a meeting of the Company’s Board of Directors (the “Board”) held on June 29, 2020, the Board made the following appointments, each to become effective as of January 1, 2021: (a) Clay W. Ewing will assume the newly created position of Vice Chairman; (b) D. Neil Dauby will assume the position of President and Chief Operating Officer; and (c) Bradley M. Rust will assume the position of Senior Executive Vice President.

Mr. Ewing currently serves as the Company’s President and Chief Banking Officer, as well as the Company’s Secretary. In his new role as Vice Chairman, Mr. Ewing will serve in a senior advisory capacity in anticipation of his expected retirement during the second quarter of 2021.

Mr. Dauby currently serves as the Company’s Executive Vice President and Chief Commercial Banking Officer. As President and Chief Operating Officer, Mr. Dauby will assume direct operating responsibility for all facets of the Company, reporting directly to Mark A. Schroeder, the Company’s Chairman and Chief Executive Officer.

Mr. Rust currently serves as the Company’s Executive Vice President and Chief Financial Officer. In his expanded role as Senior Executive Vice President, Mr. Rust will assume more extensive involvement in the executive oversight of the operations of the Company’s business units, as well as continue in his present role as Chief Financial Officer with responsibility for the Company’s accounting and finance functions, including mergers and acquisitions, institutional research and shareholder relations.

Additional information relating to the background and business experience for each of Messrs. Ewing, Dauby and Rust (each, an “Executive Officer” and collectively, the “Executive Officers”) is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2020 (the “Company’s 2020 Proxy Statement”), under the heading “Our Executive Officers”, which information is incorporated herein by reference.

Other than existing compensatory arrangements between each Executive Officer and the Company, as described in the Company’s 2020 Proxy Statement, in connection with the above succession appointments: (i) there are no arrangements or understandings between the Executive Officer and any other person; (ii) no material plan, contract or arrangement has been entered into with the Executive Officer, and no such plan, contract or arrangement with the Executive Officer has been materially amended; and (iii) no grant of any award to the Executive Officer or modification of an existing award has been made. Moreover, none of the Executive Officers has a family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Also, none of the Executive Officers has a direct or indirect material interest in any transaction that would require reporting under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

At a meeting held on June 29, 2020, the Board approved and adopted, effective as of such date, an amendment and restatement to the Company’s Bylaws in order to provide shareholders with the right to amend such document. As previously reported, the Company’s shareholders approved, at their 2020 Annual Meeting, Amended and Restated Articles of Incorporation of the Company similarly providing shareholders with the right to amend the Company’s Bylaws.

The foregoing description of the amendment to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, attached hereto as Exhibit 3.1 to this Current Report and incorporated by reference herein.

Item 8.01. Other Events.

On July 1, 2020, the Company issued a press release announcing the changes to its executive management group described in Item 5.02 above. A copy of the press release has been filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	3.1	Amended and Restated Bylaws of German American Bancorp, Inc., effective June 29, 2020.

	99.1	Press release, dated July 1, 2020, issued by German American Bancorp, Inc.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2020	By:	GERMAN AMERICAN BANCORP, INC. /s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer